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                                                                   EXHIBIT 10(r)

                          NON-DISCLOSURE-USE AGREEMENT

This Agreement entered into the 2 day of March 2001 between Bipolar Power International (hereinafter referred to as "BPI"), a Delaware corporation with officer at 13135 Barton Road, Whittier, California 90605, Power Technology, Inc., (hereinafter referred to as "PTI"), a Nevada corporation, with offices at 1000 W. Bonanza Road, Las Vegas, Nevada, and BC Research, Inc. (hereinafter referred to as "BCR"), a Canadian corporation with offices at 3650 Westbrook Mall, Vancouver, BC, Canada V6S 2L2.

WHEREAS, BPI is a research and development company which as developed certain proprietary technologies for use in lead-acid batteries, (hereinafter referred to as the "BPI Technology") and BPI claims this Technology to be proprietary, confidential, and valuable; and

WHEREAS, PTI is a publicly-traded company which desires to evaluate the BPI Technology as part of its due diligence in contemplation of acquiring BPI; and

WHEREAS, BCR is an R&D laboratory employed by PTI, and PTI desires to have BCR evaluate certain aspects of BPI Technology; and

WHEREAS, BPI is willing to provide PTI/BCR with limited access to BPI Technology for the sole and exclusive purpose of enabling PTI/BCR to evaluate certain BPI Technology;

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties hereby agree as follows:

1.  METHOD OF EVALUATION

    PTI/BCR shall evaluate the performance of BPI's paste technology by testing cells fabricated by BPI, using BPI's paste on standard grids and lead-foam. The procedure and method of fabrication and test shall be identical to those described in BPI's recent paper, "Increasing the Specific Energy of Deep-Cycle VRLA Batteries by Improving Material-Utilization Efficiencies", presented at the 16th Annual Battery Conference on Applications and Advances.

    The evaluation procedure shall consist of the following six steps:

    (1) BPI will past grids and foam using BPI's proprietary paste "C" formulations. PTI/BCR may observe the pasting of grids and foam, and assembly of cells, and make all measurements necessary to obtain or confirm the necessary weight and thickness parameters of the pasted grids.

    (2) BPI will assemble a minimum of three cells each using the "C" paste on grids, paste "C" on foam, and also three control cells using Powersonic's standard pre-pasted grids. PTI/BCR may observe cell assembly, addition of electrolyte, etc., and may mark or identify the cell assemblies in any manner.

    (3) BPI will form the cells using BPI's proprietary formation method, and PTI/BCR may observe the formation process at anytime.

    (4) Upon completion of formation, BPI will conduct a series of conditioning and discharge tests,

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    which PTI/BCR may observe at anytime. Upon completion BPI shall deliver to PTI/BCR the results of these initial discharge tests.

    (5) Upon completion of the initial tests, BPI shall deliver a minimum of six test cells to PTI/BCR for independent testing, together with BPI's proprietary recharge method.

    (6) PTI/BCR shall test BPI's cells and provide BPI with copies of all raw test data. PTI/BCR shall return the test cells to BPI, intact and unopened, within 30 days. BPI will dismantle the cells and re-weigh the grids and active materials and PTI/BCR may observe.

2.  NON-USE

    PTI/BCR agrees not to use BPI Technology for any purpose whatsoever, other than the evaluation of Technology. PTI/BCR explicitly agrees not to manufacture or test cells or batteries using any or all of BPI's Technology. PTI/BCR agrees not to conduct any independent R&D using any or all BPI Technology.

3.  NON-DISCLOSURE

    PTI/BCR agrees not to disclose BPI's Technology to any other organization, or to any individual which is not a director of PTI/BCR and then only to the extent reasonably necessary to assist PTI/BCR in the evaluation, and PTI/BCR further agrees and warrants that any disclosure will be made only to those individuals who have entered into a written agreement with PTI/BCR, with such agreement providing BPI at least the same degree of protection as provided herein. PTI/BCR agrees not to publish any papers, reports, or announcements regarding PTI/BCR evaluation of BPI Technology, nor respond to inquiries by third parties, except with express written permission of BPI.

4.  DEFINITION OF TECHNOLOGY

    BPI Technology shall mean any and all information obtained by PTI/BCR regarding BPI's paste and its use, including but not limited to, raw materials, material specifications, processes for preparation and application (onto battery plates), formation, recharge, performance, test results, recipes, and like information. Technology may or may not be patented by BPI; or may be licensed to BPI. Technology may be disclosed by written specifications, recipes, instruction, drawings, charts, and graphs; or orally by technical briefings, explanations, phone conversations, and the like; or by demonstration of processes and materials; or by providing samples of materials. Technology shall also include any information obtained by PTI/BCR from third sources, including (for example) analytical laboratories, contact or discussion with BPI's suppliers or customers. BPI Technology shall not include information which, at the time of disclosure, is in the public domain or which, after disclosure, becomes part of the public domain by publication or otherwise through no fault of PTI/BCR; or information which PTI/BCR can show through contemporaneous written record was in PTI's/BCR's possession on a non-confidential basis at the time of disclosures; or information which is received by PTI/BCR without restriction from a third-party having the legal right to transmit the same.

5.  SAFEGUARDING

    PTI/BCR agrees to safeguard all tangible materials regarding BPI Technology including written information, materials, samples provided by BPI, and test batteries, by (a) stamping or labeling "Confidential/Proprietary" (b) restricting the number of document copies produced to the minimum required, and (c) storing materials securely. PTI/BCR agrees that upon BPI's request, PTI/BCR will return to BPI all written materials and copies thereof, and all sample materials and

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    test batteries.

6.  TERM AND TERMINATION

    This Agreement shall remain in full force and effect for a term of fifteen (15) years from the date of execution.

7.  RECIPIENT'S OBLIGATIONS AND WARRANTIES

    Recipient hereby agrees that any termination of Recipient's employment with PTI/BCR will not relieve Recipient of his obligations hereunder, and specifically, Recipient agrees he will not disclose nor use any BPI Technology, as provided in paragraphs 2, 3, and 4 herein, until the expiration date of this agreement. Recipient warrants that he is explicitly authorized to enter into this agreement on behalf of PTI/BCR, and this agreement contains no provision which is a conflict of interest between Recipient and PTI/BCR.

8.  MISCELLANEOUS

    PTI/BCR and Recipient acknowledge that BPI's Technology is secret, unique, valuable, and essential to the business of BPI. PTI/BCR and Recipient further acknowledge that use or disclosure of BPI Technology in breach of this agreement may cause BPI irreparable damage, and that BPI shall have the right to equitable and injunctive relief to prevent the unauthorized use or disclosure, and to such damages as are occasioned by such unauthorized use or disclosure. This agreement shall be binding upon and inure to the benefit of the respective parties hereto, their respective successors, assigns, legal representatives, heirs, and beneficiaries. If any part, term or provision of this agreement shall be held illegal, unenforceable, or in conflict with any law of a government having jurisdiction over this agreement, the validity of the remaining portions or provisions shall not be affected thereby. This agreement shall be construed in accordance with the laws of the State of California without regard to conflict-of-laws rules. Any disputes shall be adjudicated in a court in Orange County, California.


PTI Recipient:               BCR Recipient:                For BPI

/s/ Lee Balak                /s/ Elod Gyange
--------------------         --------------------
On behalf of himself         On behalf of himself

/s/ Lee Balak                /s/ Elod Gyange               /s/ Jeff Arias
--------------------         --------------------          ---------------------
On behalf of PTI             On behalf of BCR              On behalf of BPI

    Lee Balak                    Elod Gyange                   Jeff Arias
--------------------         --------------------          ---------------------
    Name                         Name                          Name

    President                    Senior Consultant             President  3/2/01
--------------------         --------------------          ---------------------
    Title        Date            Title              Date       Title       Date